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                                                                   EXHIBIT 23.2B

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of WSMP, Inc. on Form S-4 of our report dated February 27, 1997, relating to the consolidated financial statements of Sagebrush, Inc. and subsidiaries for each of the three fiscal years in the period ended January 3, 1997 appearing in the Joint Proxy Statement -- Prospectus which is part of this Registration Statement. We also consent to the references to us under the headings "Experts" and "The
Merger -- Conditions to the Merger" in such Joint Proxy Statement -- Prospectus.

                                               /s/ DELOITTE & TOUCHE LLP
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Hickory, North Carolina
January 8, 1998